BUZZFEED, INC. REPORTS Q3 2025 RESULTS

NEW YORK – (November 6, 2025) – BuzzFeed, Inc. (“BuzzFeed,” the “Company,” “we,” or “our”) (Nasdaq: BZFD) today announced its financial results for the quarter ended September 30, 2025.
“Q3 was a challenging quarter, but we continued to advance our core strategy,” said Jonah Peretti, BuzzFeed Founder and CEO. “We’re growing direct visits and deepening our relationship with Gen Z and Millennial audiences, which gives us more control and more room to innovate. I’m spending more of my time in the lab as we build new products for this direct audience, and look forward to sharing more next quarter.”
“As we move into Q4, we expect a seasonal step-up from Q3. We’re focused on capturing that demand and managing the business carefully to finish the year in a stable position,” said Matt Omer, BuzzFeed CFO.
Third Quarter 2025 Financial and Operational Highlights for Continuing Operations1
●Total revenue was $46.3 million, compared to $55.6 million in Q3 2024, a decrease of 17% year-over-year.
○Advertising revenue declined to $22.2 million, compared to $24.8 million in Q3 2024, reflecting an 11% drop.
○Content revenue declined to $7.2 million, compared to $10.7 million in Q3 2024, reflecting a 33% decrease.
○Commerce and other revenue declined to $17.0 million, compared to $20.1 million in Q3 2024, reflecting a 15% drop.
●Net loss from continuing operations was $7.4 million, compared to net income from continuing operations of $2.5 million in Q3 2024.
●Adjusted EBITDA2 was $0.8 million, compared to $8.1 million in Q3 2024.
●Total U.S. Time Spent3 across all BuzzFeed, Inc. properties was 68.5 million hours, compared to 80.3 million hours in Q3 2024. The decline was largely expected as Q3 2024 saw elevated news consumption during the presidential election cycle.
Business and Content Highlights
●Traffic Diversification:
○63% of BuzzFeed.com traffic now comes from direct visits, internal referrals, and app activity, up from 61% in Q2, reinforcing reduced platform dependency.
○HuffPost homepage pageviews and referrals now account for 75% of total HuffPost.com traffic, up from 70% a year ago.
●Leader in Audience & Time Spent:
○BuzzFeed, Inc. remained #1 among Gen Z and Millennials in its competitive set4 with 10.7 million hours of Time Spent with this audience in Q3, up 25% from Q2.
○BuzzFeed.com remained the #1 brand in the competitive set in Q3, generating 37.2 million hours of US Time Spent, growing 4% year-over-year.
1 The historical financial results of Complex Networks and First We Feast have been reflected as discontinued operations in our condensed consolidated financial statements. Amounts presented throughout this earnings release are on a continuing operations basis.
2 As used throughout, Adjusted EBITDA is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” below for a description of how it is calculated and the tables at the back of this earnings release for a reconciliation of our GAAP and non-GAAP financial results.
3 Refer to the definition of “Time Spent” below.
4 Competitive set includes Condé Nast Digital, Vox Media, People, Inc., and Bustle Digital Group.

○Among Gen Z and Millennial audiences, the flagship BuzzFeed brand was up 6% from Q2.

Updated Full Year 2025 Financial Outlook
●Revenue expected in the range of $185 million to $195 million.
●Adjusted EBITDA expected in the range of break-even to $10 million.
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to “Forward-Looking Statements” below for information on factors that could cause our actual results to differ materially from these forward-looking statements.
Refer to “Non-GAAP Financial Measures” below for a description of how Adjusted EBITDA is calculated. While Adjusted EBITDA is a non-GAAP financial measure, we have not provided guidance for the most directly comparable GAAP financial measure — net income (loss) from continuing operations — due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary to forecast such a measure. Accordingly, a reconciliation of non-GAAP guidance for Adjusted EBITDA to the corresponding GAAP measure is not available.
Quarterly Conference Call
BuzzFeed’s management team will hold a conference call to discuss our third quarter 2025 results today, November 6, at 5:00 PM ET. The call will be available via webcast at investors.buzzfeed.com under the heading News and Events, and parties interested in participating must register at the same location. While it is not required, it is recommended you join 5 minutes prior to the event start time. A replay of the call will be made available at the same URL.
We have used, and intend to continue to use, the Investor Relations section of our website at investors.buzzfeed.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Definitions
BuzzFeed reports revenues across three primary business lines: Advertising, Content, and Commerce and other. The definition of “Time Spent” is also set forth below.
●Advertising revenues are primarily generated from advertisers, both programmatically and directly, for ads distributed against our editorial and news content, including display, pre-roll, and mid-roll video products. We distribute these ad products across our owned and operated sites as well as third-party platforms, primarily YouTube and Apple News.
●Content revenues are primarily generated from clients for custom assets, including both long-form and short-form content, from branded quizzes to Instagram takeovers to sponsored content. Studio generally includes revenue from films, content licensing, TV projects, and other projects inspired by BuzzFeed IP.
●Commerce and other revenues consist primarily of affiliate commissions earned on transactions initiated from our editorial shopping content. Revenues from our product licensing businesses are also included here.
●Time Spent captures the time audiences spend engaging with our content across our owned and operated sites, as well as YouTube and Apple News, as measured by Comscore. This metric excludes time spent with our content on platforms for which we have minimal advertising capabilities that contribute to our advertising revenues, including Instagram, TikTok, Facebook, Snapchat, and X (formerly Twitter). There are inherent challenges in measuring the total actual number of hours spent with our content across all platforms; however, we consider the data reported by Comscore to represent industry-standard estimates of the time actually spent on our largest distribution platforms with our most significant monetization opportunities.

About BuzzFeed, Inc.
BuzzFeed, Inc. is home to the best of the Internet. Across entertainment, news, food, pop culture, and commerce, our brands drive conversation and inspire what audiences watch, read, and buy now — and into the future. Born on the Internet in 2006, BuzzFeed is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the Internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.
Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and represent key metrics used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net (loss) income from continuing operations, excluding the impact of net income attributable to noncontrolling interests, income tax (benefit) provision, interest expense, net, other expense (income), net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, restructuring costs, transaction-related costs, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the same period.
We believe Adjusted EBITDA and Adjusted EBITDA margin are relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by our management. There are limitations to the use of Adjusted EBITDA and Adjusted EBITDA margin and our Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
Adjusted EBITDA and Adjusted EBITDA margin should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts (including our outlook for 2025), or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) macroeconomic factors including: adverse economic conditions in the United States and globally, including the potential onset of recession; actual or potential government shutdowns or failure to raise the U.S. federal debt ceiling; current global supply chain disruptions; the ongoing conflicts in the Middle East and between Russia and Ukraine and any related sanctions and geopolitical tensions, and further escalation of trade tensions between the U.S. and its trading partners; tariffs; the inflationary environment; and the competitive labor market; (2) developments relating to our competitors and the digital media industry, including overall demand of advertising in the markets in which we operate; (3) demand for our products and services or changes in traffic or engagement with our brands and content; (4) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (5) our future capital requirements, including, but not limited to, our ability to obtain additional capital in the future, any restrictions imposed by, or commitments under, agreements governing any future indebtedness, and any restrictions on our ability to access our cash and cash equivalents; (6) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations, and the outcomes of legal proceedings, regulatory disputes, or governmental investigations to which we are subject; (7) the benefits of our restructuring; (8) our success divesting of companies, assets, or brands we sell, or in integrating and supporting the companies we acquire; (9) our success in launching new products or platforms, including any new social media platform; (10) technological developments including artificial intelligence; (11) our success in retaining or recruiting, or changes required in, officers, other key employees or directors; (12) use of content creators and on-camera talent and relationships with third parties managing certain of our branded operations outside of the United States; (13) the security of our information technology systems or data; (14) disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure; (15) our ability to maintain the listing of our Class A common stock and warrants on The Nasdaq Stock Market LLC; and (16) those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange Commission.
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.
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Contacts
Media Contact: juliana.clifton@buzzfeed.com
Investor Relations: investors@buzzfeed.com

BUZZFEED, INC.
Financial Highlights
(Unaudited, dollars in thousands)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2025	2024		2025	2024
Advertising	$22,150	$24,804	(11)%	$66,126	$68,936	(4)%
Content	7,207	10,704	(33)%	22,330	24,424	(9)%
Commerce and other	16,960	20,060	(15)%	40,276	40,332	—%
Total revenue	$46,317	$55,568	(17)%	$128,732	$133,692	(4)%
(Loss) income from continuing operations	$(5,986)	$1,573	NM	$(23,194)	$(27,484)	16%
Net (loss) income from continuing operations	$(7,426)	$2,512	NM	$(30,514)	$(29,812)	(2)%
Adjusted EBITDA	$753	$8,055	(91)%	$(3,157)	$(5,481)	42%

NM: percentage is not meaningful

BUZZFEED, INC.
Condensed Consolidated Balance Sheets
(Unaudited, dollars and shares in thousands, except per share amounts)

	September 30, 2025 (Unaudited)	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$34,292	$38,648
Accounts receivable (net of allowance for doubtful accounts of $785 as at September 30, 2025 and $1,039 as at December 31, 2024)	33,819	48,944
Prepaid expenses and other current assets	14,737	13,294
Total current assets	82,848	100,886
Property and equipment, net	4,961	6,195
Right-of-use assets	26,956	28,562
Capitalized software costs, net	24,213	22,653
Intangible assets, net	11,774	11,751
Goodwill	43,304	43,304
Prepaid expenses and other assets	17,155	8,047
Total assets	$211,211	$221,398

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$18,681	$14,251
Accrued expenses	9,774	18,881
Deferred revenue	6,274	555
Accrued compensation	11,853	11,668
Current lease liabilities	15,851	22,084
Current debt	26,117	25,518
Other current liabilities	4,532	3,879
Total current liabilities	93,082	96,836
Noncurrent lease liabilities	16,298	15,138
Debt	24,293	—
Warrant liabilities	590	1,778
Other liabilities	292	704
Total liabilities	134,555	114,456

Commitments and contingencies

Stockholders’ equity
Class A Common stock, $0.0001 par value; 700,000 shares authorized; 37,691 and 37,025 shares issued; 35,864 and 37,025 outstanding at September 30, 2025 and December 31, 2024, respectively	3	3
Class B Common stock, $0.0001 par value; 20,000 shares authorized; 1,343 and 1,343 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	1	1
Treasury stock, at cost, 1,827 and 0 shares at September 30, 2025 and December 31, 2024, respectively	(3,332)	—
Additional paid-in capital	734,569	730,369
Accumulated deficit	(652,790)	(621,864)
Accumulated other comprehensive loss	(2,585)	(3,735)
Total BuzzFeed, Inc. stockholders’ equity	75,866	104,774
Noncontrolling interests	790	2,168
Total stockholders’ equity	76,656	106,942
Total liabilities and stockholders’ equity	$211,211	$221,398

BUZZFEED, INC.
Condensed Consolidated Statements of Operations
(Unaudited, dollars and shares in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$46,317	$55,568	$128,732	$133,692
Costs and expenses
Cost of revenue, excluding depreciation and amortization	29,582	28,278	81,061	77,150
Sales and marketing	3,944	3,829	12,444	15,946
General and administrative	12,732	14,698	37,778	44,999
Research and development	2,527	2,581	8,416	8,532
Depreciation and amortization	3,518	4,609	12,227	14,549
Total costs and expenses	52,303	53,995	151,926	161,176
(Loss) income from continuing operations	(5,986)	1,573	(23,194)	(27,484)
Other (expense) income, net	(579)	2,226	(4,361)	3,838
Interest expense, net	(1,412)	(1,484)	(4,079)	(5,188)
Change in fair value of warrant liabilities	205	87	1,187	(582)
(Loss) income from continuing operations before income taxes	(7,772)	2,402	(30,447)	(29,416)
Income tax (benefit) provision	(346)	(110)	67	396
Net (loss) income from continuing operations	(7,426)	2,512	(30,514)	(29,812)
Net loss from discontinued operations, net of tax	—	(378)	—	(11,196)
Net (loss) income	(7,426)	2,134	(30,514)	(41,008)
Less: net income attributable to noncontrolling interests	9	45	412	119
Net (loss) income attributable to BuzzFeed, Inc.	$(7,435)	$2,089	$(30,926)	$(41,127)
Net (loss) income from continuing operations attributable to holders of Class A and Class B common stock:
Basic	$(7,435)	$2,467	$(30,926)	$(29,931)
Diluted	$(7,435)	$2,467	$(30,926)	$(29,931)
Net (loss) income from continuing operations per Class A and Class B common share:
Basic	$(0.20)	$0.07	$(0.81)	$(0.81)
Diluted	$(0.20)	$0.06	$(0.81)	$(0.81)
Weighted average common shares outstanding:
Basic	37,212	37,949	37,986	37,181
Diluted	37,212	38,608	37,986	37,181

BUZZFEED, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, USD in thousands)

	Nine Months Ended September 30,
	2025	2024
Operating activities:
Net loss	$(30,514)	$(41,008)
Less: net loss from discontinued operations, net of tax	—	11,196
Net loss from continuing operations	(30,514)	(29,812)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,227	14,549
Unrealized gain foreign currency	(81)	(1,923)
Stock-based compensation	4,363	4,092
Change in fair value of warrants	(1,187)	582
Amortization of debt discount and deferred issuance costs	6,867	1,499
Deferred income tax	121	(462)
Provision for doubtful accounts	(254)	(355)
Gain on disposition of assets	—	(1,250)
Non-cash lease expense	13,511	13,528
Changes in operating assets and liabilities:
Accounts receivable	15,999	33,284
Prepaid expenses and other current assets and prepaid expenses and other assets	(10,655)	4,628
Accounts payable	4,118	(30,639)
Accrued compensation	(350)	1,140
Accrued expenses, other current liabilities, and other liabilities	(9,580)	4,181
Lease liabilities	(16,808)	(16,469)
Deferred revenue	5,204	(548)
Cash used in operating activities from continuing operations	(7,019)	(3,975)
Net cash used in operating activities from discontinued operations	—	(12,149)
Net cash used in operating activities	(7,019)	(16,124)

Investing activities:
Capital expenditures	(1,678)	(500)
Capitalization of internal-use software	(9,636)	(9,294)
Business combinations, net of cash acquired	(233)	—
Proceeds from sale of asset	300	350
Cash used in investing activities from continuing operations	(11,247)	(9,444)
Cash provided by investing activities from discontinued operations	—	108,575
Cash (used in) provided by investing activities	(11,247)	99,131

Financing activities:
Borrowings from Term Loan	43,975	—
Borrowings from film financing arrangements	5,342	—
Proceeds from co-financing arrangements for feature films	2,662	—
Payment on Convertible Notes	(30,000)	(31,233)
Payment of consent solicitation fees	(2,089)	—
Payment on Revolving Credit Facility	—	(33,837)
Payment of early termination fee for Revolving Credit Facility	—	(500)
Payment of Term Loan's debt issuance costs	(754)	—
Repurchase of common stock	(3,332)	—
Proceeds from exercise of stock options	16	1
Payment for shares withheld for employee taxes	(191)	(291)
Proceeds from the issuance of common stock in connection with the at-the-market offering, net of issuance costs	(175)	660
Distributions to noncontrolling interests	(1,923)	—
Cash provided by (used in) financing activities	13,531	(65,200)
Effect of currency translation on cash and cash equivalents	379	279
Net (decrease) increase in cash and cash equivalents	(4,356)	18,086
Cash and cash equivalents at beginning of period	38,648	35,637
Cash and cash equivalents at end of period	$34,292	$53,723

BUZZFEED, INC.
Reconciliation of GAAP to Non-GAAP
(Unaudited, USD in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss) income from continuing operations	$(7,426)	$2,512	$(30,514)	$(29,812)
Income tax (benefit) provision	(346)	(110)	67	396
Interest expense, net	1,412	1,484	4,079	5,188
Other expense (income), net	579	(2,226)	4,361	(3,838)
Depreciation and amortization	3,518	4,609	12,227	14,549
Stock-based compensation	1,660	1,690	4,363	4,092
Change in fair value of warrant liabilities	(205)	(87)	(1,187)	582
Restructuring(1)	1,561	—	3,447	3,179
Transaction-related costs(2)	—	183	—	183
Adjusted EBITDA	$753	$8,055	$(3,157)	$(5,481)
Adjusted EBITDA margin	1.6%	14.5%	(2.5)%	(4.1)%
Net (loss) income from continuing operations as a percentage of revenue(3)	(16.0)%	4.5%	(23.7)%	(22.3)%
________________________________

(1) We exclude restructuring expenses from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparison to our past operating performance.

(2) Reflects transaction-related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or contemplated transaction and include professional fees, integration expenses, and certain costs related to integrating and converging information technology systems.

(3) Net (loss) income from continuing operations as a percentage of revenue is included as the most comparable GAAP measure to Adjusted EBITDA margin, which is a non-GAAP measure.